As filed with the Securities and Exchange Commission
                               on April 23, 1997


                                            Registration No. 333-00047


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  ___________

                              AMENDMENT NO. 1 to
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  ___________

                         BANYAN STRATEGIC REALTY TRUST
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Massachusetts                         36-3375345
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)             Identification Number)


                      150 South Wacker Drive, Suite 2900
                           Chicago, Illinois  60606
                                (312) 553-9800


(Address, including zip code, and telephone number, including area code, of principal executive offices)

                         Leonard G. Levine, President
                      150 South Wacker Drive, Suite 2900
                           Chicago, Illinois  60606
                                (312) 553-9800

   (Name, address, including zip code, and telephone number, including area code, of Agent for Service)
                                  ___________

                                  Copies to:

                               Michael J. Choate
                            Shefsky & Froelich Ltd.
                     444 North Michigan Avenue, Suite 2500
                           Chicago, Illinois  60611
                                (312) 527-4000
                                  ___________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after effectiveness of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ X ]

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [  ]

                                            CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS                            PROPOSED MAXIMUM         PROPOSED MAXIMUM        AMOUNT OF
  OF SECURITIES TO            AMOUNT TO         OFFERING PRICE         AGGREGATE OFFERING      REGISTRATION
   BE REGISTERED            BE REGISTERED          PER SHARE                 PRICE                 FEE
------------------          -------------       ---------------        ------------------      ------------
Shares of Beneficial
 Interest, no par
 value                    2,000,000 shares        $4.125 (1)             $8,250,000 (1)           $2,845



(1)  Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) based on the average of the high and low reported sales prices per share of beneficial interest of Banyan Strategic Realty
Trust on the NASDAQ National Market on January 2, 1996.

                                            ------------------------------





PROSPECTUS

                         BANYAN STRATEGIC REALTY TRUST
               DISTRIBUTION REINVESTMENT AND SHARE PURCHASE PLAN
                        ------------------------------

                         Shares of Beneficial Interest

                        ------------------------------

     Banyan Strategic Realty Trust (the "Trust") hereby offers to the holders of shares of beneficial interest, no par value (the "Shares"), the opportunity to participate in the Trust's Amended and Restated Distribution Reinvestment and Share Purchase Plan (the "Plan"). The Plan provides a simple and convenient method for shareholders to invest cash distributions and make voluntary cash investments in Shares of the Trust without paying brokerage commissions or service charges. Participants in the Plan are able to reinvest distributions in additional Shares at a discount from prevailing market prices. All holders of record of Shares ("Shareholders")

are eligible to participate in the Plan ("Participants").

     Shareholders may participate by: (i) automatically reinvesting the cash distributions on all, or part, of their Shares registered in their names; (ii) making cash investments of not less than $5.00 per investment or more than $120,000 per calendar year ("voluntary cash investments") subject to restrictions contained in the Trust's Amended and Restated Declaration of Trust; or (iii) reinvesting their cash distributions and by making voluntary cash investments.

     A Shareholder may begin participating in the Plan by completing an Enrollment Authorization Form and returning it to First Chicago Trust Company of New York, the Plan administrator. Participants may terminate their participation at any time. Shareholders who do not wish to participate in the Plan need take no action and will continue to receive their cash distributions, if, as and when declared, in the normal course.

     A total of 2,000,000 Shares are being registered for sale under the Plan. Participants in the Plan should retain this prospectus (the "Prospectus") for future reference. Shares acquired through the Plan will be purchased directly from the Trust.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
              COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

            THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT
             PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.
                    ANY REPRESENTATION TO THE  CONTRARY IS
                                   UNLAWFUL.

                        ------------------------------

                The date of this Prospectus is April 23, 1997.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER DESCRIBED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.


                             AVAILABLE INFORMATION

     The Trust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"), pursuant to the Exchange Act. These reports, proxy statements and other information may be examined without charge at, or copies obtained by paying the prescribed fees from, the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies are also available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and at 500 West Madison Street, Chicago, Illinois 60661. The Commission maintains a web site on the Internet at http://www:sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

     The Trust's Shares are included for quotation on the NASDAQ National Market (symbol - VLANS). Reports, proxy statements and other information concerning the Trust may be viewed at the offices of NASDAQ located at 1735 K Street, N.W., Washington, D.C. 20006-1500.

     The Trust has filed with the Commission a Registration Statement on Form S-3 (herein together with all exhibits and schedules, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, with respect to the Shares offered pursuant to this Prospectus.

This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Trust and the Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained by paying the prescribed fees from, the Commission at the locations listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each statement is qualified in its entirety by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed by the Trust with the Commission (File No. 0-15465) are incorporated herein by reference:

      (a)   Annual Report on Form 10-K for the year ended December 31,
1996;

      (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

      (c) Current Reports on Form 8-K dated January 3, 1996, January 4, 1996, May 1, 1996, December 4, 1996 and January 31, 1997; and

      (d) Description of the Trust's Shares of Beneficial Interest from the Registration Statement on Form 8-A dated September 22, 1987, for registration of Shares of Beneficial Interest pursuant to Section 12(g) of the Exchange Act.

     All documents filed by the Trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of the relevant documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Trust will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents). Request for copies should be directed to: Banyan Strategic Realty Trust, 150 South Wacker Drive, Suite 2900, Chicago, Illinois 60606, Attention: Investor Relations Department, telephone (312) 683-3671.


                                   THE TRUST

     The Trust is a Massachusetts business trust which was organized on March 14, 1986. The Trust has elected to be taxed as a real estate investment trust. Currently, the Trust owns, through various subsidiaries or partnerships which it controls, interests in industrial, residential, commercial and retail real estate assets located throughout the Midwestern and Southeastern portion of the United States and Washington, D.C. In particular, the Trust's real estate interests include seven industrial complexes aggregating 1,368,500 square feet of gross leasable area, one apartment complex comprised of 350 units, five commercial office sites consisting of 561,100 square feet of gross leasable area and one retail center which contains 321,800 square feet of gross leasable area. The Trust's executive offices are located at 150 South Wacker Drive, Suite 2900, Chicago, Illinois, 60606, and its telephone number is (312) 683-3671.



                           DESCRIPTION OF THE SHARES

     The Shares are of one class and are without par value. The Trust's issued and outstanding Shares are included for quotation on the NASDAQ National Market and the Shares issued pursuant to the Plan will be included for quotation on the NASDAQ National Market. There is no limit on the number of Shares that may be issued, and additional Shares may be issued without the consent of the Shareholders at prices and on terms as the Board of Trustees may determine. All Shares participate equally in distributions when and as declared by the Board of Trustees and in the Trust's net assets upon liquidation after paying the Trust's liabilities. All Shares which are purchased under the Plan, when issued in accordance with the Plan, will be fully-paid and nonassessable and will not have any preference, preemptive, conversion or exchange rights.


                            DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Trust's Amended and Restated Distribution Reinvestment and Share Purchase Plan (the "Plan"). Questions 1 through 32 both explain and constitute the Plan.

PURPOSE

1.   WHAT IS THE PURPOSE OF THE PLAN?

     The purpose of the Plan is to provide Shareholders with a simple and convenient method of purchasing additional Shares by: (i) reinvesting cash distributions; (ii) making voluntary cash investments; or (iii) a combination of the foregoing. All purchases of Shares pursuant to the Plan will be executed without Participants paying any brokerage commissions, fees or service charges. The Trust will utilize the proceeds received from sale of the Shares to enhance its working capital and for general trust purposes. See "Use of Proceeds." The Plan is not intended to provide Shareholders with a mechanism for generating profits through rapid turnover of Shares acquired at a discount. The Trust may modify, suspend or terminate participation by certain otherwise eligible Shareholders in order to eliminate such practices.

ADVANTAGES

2.   WHAT ARE THE OPTIONS AVAILABLE TO PARTICIPANTS?

     Participants may purchase additional Shares by: (i) having the cash distributions on all of the Shares registered in their names automatically reinvested and, at the Participant's option, by making voluntary cash investments; (ii) having the cash distributions on part of the Shares registered in their names automatically reinvested and, at the Participant's option, by making voluntary cash investments; or (iii) receiving directly, as usual, their cash distributions, if, as and when declared, on the Shares registered in their names and investing in the Plan by making voluntary cash investments. Distributions with respect to Shares held in a Participant's Plan account will be automatically reinvested in additional Shares.

3.   WHAT ARE THE ADVANTAGES OF THE PLAN?

     Participants are not required to pay any brokerage commissions, fees or service charges in connection with purchases under the Plan. Full investment of distributions is possible under the Plan because the Plan permits fractions of Shares, as well as whole Shares, to be purchased and credited to Participants' accounts. Further, distributions in respect of such fractions, as well as whole Shares, will be reinvested in additional Shares and credited to Participants' accounts. Regular statements of account also provide simplified record keeping and the free custodial services provided in connection with the Plan serve to protect against loss, theft or destruction of certificates. In addition, Shares purchased under the Plan with reinvested cash distributions will be purchased at a discount from prevailing market prices. See Question 14, "What will be the price of Shares purchased under the Plan?" for a further discussion regarding the price of Shares purchased under the Plan.

ADMINISTRATION

4.   WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?

     First Chicago Trust Company of New York (the "Bank") has been designated by the Trust as its agent to administer the Plan for Participants, maintain records, send regular statements of account to Participants and perform other duties relating to the Plan. Shares purchased under the Plan will be held by the Bank as agent for Participants and registered in the name of the Bank or its nominee. The Trust may, in its discretion, terminate or otherwise remove the Bank as agent and replace the Bank with another entity.


                    [REST OF PAGE LEFT BLANK INTENTIONALLY]

     All communications regarding the Plan should be sent to the Bank addressed as follows:

CORRESPONDENCE

First Chicago Trust Company of New York
P.O. Box 2598
Jersey City, NJ  07303-2598

TELEPHONE

SHAREHOLDER CUSTOMER SERVICE, INCLUDING SALE OF SHARES:  (201) 324-0498
Normal hours:     8:00 a.m. - 10:00 p.m., Eastern time,
                  each business day
                  8:00 a.m. - 3:30 p.m., Eastern time,
                  Saturdays

Customer service representatives are available:
                  8:30 a.m. - 7:00 p.m., Eastern time,
                  each business day

INTERNET:         Messages forwarded on the Internet will be responded to
within one business day.

The First Chicago Internet address is "http://www.fctc.com"

E-mail:           First Chicago's E-mail address is "fctc@em.fcnbd.com"

TDD: (201) 222-4955 Telecommunications Device for the hearing impaired.

     Please mention Banyan Strategic Realty Trust in all communications.

PARTICIPATION

5.   WHO IS ELIGIBLE TO PARTICIPATE?

     All Shareholders are eligible to participate in the Plan. Beneficial holders whose Shares are registered in names other than their own (for example, Shares registered in the name of a broker, bank nominee or trustee) must have the Shares they wish to enroll in the Plan transferred to their own names.

6.   HOW DOES AN ELIGIBLE SHAREHOLDER PARTICIPATE?

     A Shareholder may participate by checking the box of his or her choice on an Enrollment Authorization Form and returning it in the postage-paid envelope provided or to the Bank at the address set forth in Question 4. Additional Enrollment Authorization Forms may be obtained at any time by calling the Bank at (201) 324-0498 or the Trust's Investor Relations Department at (312) 683-3671 or by written request to the Trust or the Bank at their respective addresses.

7.   WHEN MAY A SHAREHOLDER JOIN THE PLAN?

     A Shareholder may begin participating in the Plan at any time and will remain a Participant until terminating participation in the manner set forth herein. See Question 26, "How and when may a Participant terminate participation in the Plan?" If an Enrollment Authorization Form specifying the Participant's desire to reinvest distributions under the Plan is received by the Bank on or prior to the record date established for a particular distribution, reinvestment of cash distributions will commence with that distribution. If the Enrollment Authorization Form is received after the record date established for a particular distribution, then participation in the Plan will not begin until the distribution following the next record date, as applicable. Voluntary cash investments are invested as specified in Question 16.

8.   WHAT DOES THE ENROLLMENT AUTHORIZATION FORM PROVIDE?

     The Enrollment Authorization Form provides for the purchase of additional Shares through the following options:

      (a) FULL DISTRIBUTION REINVESTMENT. If the "Full Distribution Reinvestment" box is checked, the Bank will apply cash distributions on all Shares registered in the Participant's name as well as on all Shares credited to the Participant's Plan account, and any voluntary cash investments to the purchase of additional Shares.

      (b)   PARTIAL DISTRIBUTION REINVESTMENT.  If the "Partial
Distribution Reinvestment" box is checked, the Bank will apply cash distributions on only that number of Shares registered in the Participant's name as specified by the Participant on the Enrollment Authorization Form, as well as on all Shares credited to the Participant's Plan account, and any voluntary cash investments to the purchase of additional Shares.

      (c) VOLUNTARY CASH INVESTMENTS ONLY. If the "Voluntary Cash Investments Only" box is checked, the Bank will apply any voluntary cash investments and any distributions on Shares credited to the Participant's Plan account to the purchase of additional Shares. Cash distributions on Shares registered in the Participant's name other than in his or her Plan account will be paid to the Participant in the usual manner.

9.   IS PARTIAL PARTICIPATION POSSIBLE UNDER THE PLAN?

     Yes. Except with respect to distributions on Shares in a Participant's Plan account, which are reinvested automatically, a Participant may elect to reinvest the distributions on all or part of the Shares registered in his or her name by designating his or her intentions on the Enrollment Authorization Form.

10.  HOW MAY PARTICIPANTS CHANGE INVESTMENT OPTIONS?

     A Participant may change his or her investment option at any time by completing and signing a new Enrollment Authorization Form and returning it to the Bank. A change in investment option will be effective on the distribution payment date if the Enrollment Authorization Form is received by the Bank on or prior to the related distribution record date. If the Enrollment Authorization Form is received by the Bank after the related distribution record date, the change will be effective on the distribution payment date of the following quarter.

COSTS

11. ARE THERE ANY EXPENSES OF PARTICIPATION IN CONNECTION WITH PURCHASES UNDER THE PLAN?

     Participants will not incur any brokerage commission or service charges when purchasing Shares under the Plan. The Trust will pay all costs of administering the Plan. See Question 25, "Can a Participant sell Shares held under the Plan?" and Question 26, "How and when may a Participant terminate participation in the Plan?" for a discussion of payment by Participants of a service fee, any brokerage commissions and any other costs of sale associated with the sale of Shares and termination of participation under the Plan.

PURCHASES

12.  HOW MANY SHARES WILL BE PURCHASED FOR EACH PARTICIPANT?

     The number of Shares to be purchased for a Participant's account under the Plan will depend on the amount of the distributions being reinvested, the amount of any voluntary cash investments being invested and the purchase price of the Shares. Each Participant's account will be credited with that number of Shares, including fractions computed to three decimal places, equal to the total amount to be invested, divided by the purchase price per Share determined in accordance with Question 14 below.

13.  WHEN WILL SHARES BE PURCHASED UNDER THE PLAN?

     Shares will be purchased on the "Investment Date" which is defined in the Plan as: (i) the distribution payment date for those months in which there is a distribution payment date; and (ii) the twentieth day of a month in which there is no distribution payment date except for those months preceding distribution payment months in which case the Investment Date is the first day following the distribution payment record date on which the NASDAQ National Market is open. If, however, the Investment Date falls on a date when the NASDAQ National Market is closed, the first day immediately succeeding such date on which the NASDAQ National Market is open will be the Investment Date. All Purchases pursuant to the Plan will be made on the relevant Investment Date.

14.  WHAT WILL BE THE PRICE OF SHARES PURCHASED UNDER THE PLAN?

     The price of Shares purchased under the Plan with reinvested cash distributions will be equal to 97% of the "Average Price." The price to Participants of Shares purchased under the Plan with voluntary cash investments will be equal to 100% of the "Average Price." The Average Price of Shares will be determined by averaging the closing sales prices of Shares as reported on the NASDAQ National Market on the last five business days preceding the relevant Investment Date on which the Shares traded (the "Average Price").

     Since the purchase price and the date of investment is established by the Plan, a Participant will not be able to select the timing of investment. Neither the Trust nor the Bank can assure a profit or protect against a loss on Shares purchased under the Plan.

15.  WHAT IS THE SOURCE OF SHARES PURCHASED UNDER THE PLAN?

     Shares acquired pursuant to the Plan will be purchased directly from the Trust and will be authorized but unissued Shares or Shares held in the treasury of the Trust.

16.  HOW ARE VOLUNTARY CASH INVESTMENTS MADE?

     Voluntary cash investments may be made at any time and in varying amounts of not less than $5.00 per investment nor more than $120,000 per calendar year. A Participant may make a voluntary cash investment when enrolling in the Plan by enclosing a check (made payable to First Chicago-Banyan Strategic Realty Trust) with the Enrollment Authorization Form. Thereafter, voluntary cash investments may be made through the use of a Voluntary Cash Investment Form which will be attached to each Participant's statement of account. A Participant may also choose to make automatic monthly investments of a specified amount through an Automatic Clearing House. See Question 17, "How may a Participant make automatic monthly investments?"

     The Bank will apply any voluntary cash investment received from a Participant before an Investment Date to the purchase of Shares for the account of the Participant on the applicable Investment Date. NO INTEREST WILL BE PAID ON VOLUNTARY CASH INVESTMENTS HELD PENDING INVESTMENT. THEREFORE, PARTICIPANTS SHOULD MAKE VOLUNTARY CASH INVESTMENTS SHORTLY BEFORE THE INVESTMENT DATE. The same amount of money need not be sent each month, and there is no obligation to make a voluntary cash investment each month.

     A Shareholder may participate in the Plan exclusively by making voluntary cash investments by checking the "Voluntary Cash Investments Only" box on the Enrollment Authorization Form. However, even if the "Voluntary Cash Investments Only" box is checked, all distributions payable on Shares purchased with voluntary cash investments and retained in the Participant's Plan account will be automatically reinvested in additional Shares.

17.  HOW MAY A PARTICIPANT MAKE AUTOMATIC MONTHLY INVESTMENTS?

     A Participant may make automatic monthly investments of a specified amount (not less than $5.00 per transaction nor more than $120,000 per calendar year) through an Automatic Clearing House withdrawal from a predesignated account. To initiate automatic monthly deductions, a Participant must complete and sign an Authorization Form for Automatic Deductions and return it to the Bank together with a voided blank check or a savings account deposit slip for the account from which the funds are to be withdrawn. Forms will be processed and will become effective as promptly as practicable; however, a Participant should allow four to six weeks for his/her first investment to be initiated. Once automatic monthly deductions are initiated, funds will be withdrawn from the Participant's account three business days preceding each monthly Investment Date.

     A Participant may change or terminate automatic monthly deductions by completing and submitting a new Authorization Form for Automatic Deductions to the Bank. An Authorization Form for Automatic Deductions must be completed each time a Participant transfers Shares or opens a new account. If a Participant closes or changes a bank account number, a new Authorization Form for Automatic Deductions must be completed. To become effective on a particular Investment Date, the new Authorization Form for Automatic Deductions must be received by the Bank at least six business days preceding the Investment Date.

18.  UNDER WHAT CIRCUMSTANCES WILL VOLUNTARY CASH INVESTMENTS BE RETURNED?

     Voluntary cash investments received by the Bank will be returned to the Participant upon written request received by the Bank at least 48 hours prior to an Investment Date. The Bank may, however, delay issuance of any refund check for at least five business days after receipt of the request to allow for clearance of the original payment. Any voluntary cash investments in excess of the $120,000 per calendar year limit, as well as third-party checks and checks not in United States dollars, will be returned.

REPORTS TO PARTICIPANTS

19.  WHAT REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?

     As soon as practical after each purchase of Shares on behalf of a Participant, each Participant will receive a statement of account. Each statement of account will reflect any cash distributions and voluntary cash investments received by the Participant, the number of Shares purchased, the purchase price for the Shares and the number of Shares held under the Plan for the Participant by the Bank. These statements will be a Participant's continuing record of the cost of his or her purchases and should be retained for income tax purposes.

     In addition, each Participant will receive the most recent Prospectus and copies of communications sent to holders of the Shares, including the Trust's Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting distributions (including dividends) paid by the Trust.

DISTRIBUTIONS

20.  ARE DISTRIBUTIONS CREDITED TO PARTICIPANTS' ACCOUNTS UNDER THE PLAN?

     Yes, the Bank will receive distributions on Shares for which a Participant has directed that distributions be reinvested. On all Shares held under the Plan, the Bank will credit distributions to Participants' accounts on the basis of whole and fractional Shares held in the accounts and will automatically reinvest these distributions in additional Shares. No distributions, however, will be earned on Shares purchased under the Plan until the distribution payment date for the first distribution record date which follows the date of purchase of such Shares.

21.  WILL PARTICIPANTS BE CREDITED WITH DISTRIBUTIONS ON FRACTIONS
     OF SHARES?

     Yes. Account balances will be computed to three decimal places and distributions will be paid on fractional Shares.

CERTIFICATES FOR SHARES

22.  WILL CERTIFICATES BE ISSUED FOR SHARES PURCHASED UNDER THE PLAN?

     Unless requested by a Participant, certificates for Shares purchased under the Plan will not be issued but instead will be held of record in the name of the Bank or its nominees. The number of Shares credited to a Participant's account under the Plan will be shown on his or her statement of account. Certificates for any number of whole Shares credited to an account under the Plan will be issued upon the written or telephone request of a Participant. The remaining whole and fractional Shares, if any, will continue to be credited to the Participant's account in book-entry form.

     A request for issuance of a certificate will not constitute a termination of participation in the Plan by the Participant. Termination may be effected only by delivering a notice of termination to the Bank.
See Question 26, "How and when may a Participant terminate participation in the Plan?"

     Shares held by the Bank for the account of a Participant may not be pledged. A Participant who wishes to pledge these Shares must request a certificate for the relevant Shares. Certificates for fractions of Shares will not be issued under any circumstances.

23.  IF CERTIFICATES ARE REQUESTED, IN WHOSE NAME WILL CERTIFICATES
     BE ISSUED?

     A Participant's account under the Plan will be maintained in the name in which his or her Shares were registered at the time he or she enrolled in the Plan. Consequently, certificates for Shares held under the Plan, if requested, will be issued only in the Participant's name. If a Participant wants these Shares registered in any name other than the holder of record participating in the Plan or wants to transfer Shares to another Plan account, the Participant should contact the Bank at the address or telephone number set forth in Question 4 to request the appropriate forms. In the event of a "re-registration" or transfer, a Participant would be responsible for any possible transfer taxes and for compliance with any applicable transfer requirements.

24.  HOW MAY CERTIFICATES BE DEPOSITED WITH PLAN SHARES?

     For safekeeping purposes, a Participant may deposit any Share certificates now or hereafter registered in the Participant's name for credit under the Plan with the Bank. Thereafter, these Shares will be treated in the same manner as Shares purchased through the Plan. There is no charge for this custodial service and, by making the deposit, Participants will be relieved of the responsibility for loss, theft or destruction of the certificates.

     Participants wishing to deposit Share certificates must mail them along with a request to the Bank. The certificates should not be endorsed.

To insure against loss resulting from mailing certificates, the Bank will provide mail insurance free of charge. To be eligible for certificate mailing insurance, certificates must be mailed in brown, pre-addressed return envelopes supplied by the Bank. These envelopes can be obtained by contacting the Bank. Certificates sent by first class mail in this manner will be insured for current market value not to exceed $25,000.00. The Bank will promptly send a statement confirming each deposit of Share certificates. The Bank must be notified of any lost certificate claim within thirty (30) calendar days of the date the certificates were mailed. To submit a claim, the individual must be registered in the Plan or be a Shareholder. In the latter case, the Shareholder must enroll in the Plan at the time the insurance claim is processed. The maximum insurance protection provided is $25,000 and is available only when the certificate(s) are sent by first class mail in accordance with the guidelines described above.

     If a Participant chooses not to use the brown pre-addressed envelope provided by the Bank, certificates should be mailed to the address set forth in Question 4 and insured for possible mail loss for 2% of the market value, with a minimum of $20.00; this amount represents the replacement cost that will be charged to the Participant if certificates are lost.

     Insurance covers the replacement of Shares, but in no way protects against any loss resulting from fluctuations in the value of such Shares from the time the certificates are mailed until such time as a replacement can be effected.

SALES OF PLAN SHARES

25.  CAN A PARTICIPANT SELL SHARES HELD UNDER THE PLAN?

     Participants may sell whole Shares held under the Plan by making a request either in writing to the Bank or by calling the Bank at (201) 324-0498. The Bank will make every effort to process all sale orders (written and telephone) on the day received by the Bank, provided that instructions are received before 1:00 p.m. Eastern Standard Time on a business day during which the Bank and the NASDAQ National Market are open. The proceeds from such sale, less any brokerage commissions, required withholding for income taxes, service fees and other costs of sale, will be remitted to Participants. Each sale request will be processed and a check for the net proceeds will be mailed as promptly as possible after the Bank receives a sale request. Alternatively, a Participant may request certificates for whole Shares and arrange for the sale of those Shares through a securities broker of the Participant's choice.

TERMINATION OF PARTICIPATION

26.  HOW AND WHEN MAY A PARTICIPANT TERMINATE PARTICIPATION IN THE PLAN?

     A Participant may terminate participation in the Plan any time prior to a distribution record date by notice in writing or by telephone to the Bank. As soon as practical following termination, the Bank will send the Participant a certificate for the whole Shares in the Participant's Plan account. If the Participant so requests, the Bank will sell all or a portion of these Shares and remit the proceeds, less any related brokerage commission, a service fee and any other costs of sale to the Participant. If the request to terminate is received by the Bank on or after the record date for a distribution payment, the request to terminate may not become effective until any distribution paid on the distribution payment date has been reinvested and the Shares purchased are credited to the Participant's account under the Plan. The Bank, in its sole discretion, may either pay any such distribution in cash or reinvest it in Shares on behalf of the terminating Participant. If the distribution is reinvested, the Bank may sell the Shares purchased and remit the proceeds to the Participant, less any brokerage commission, any service fee and any other costs of sale. Any voluntary cash investments which had been sent to the Bank prior to the request to terminate will also be invested unless return of the voluntary cash investment is expressly requested and received at least two business days prior to the distribution payment date. In every case of termination, the Participant's interest in a fractional Share will be paid in cash, the value for which will be calculated based on the actual market price of a Share less any related brokerage commission, any service fee and any other costs of sale.

     After termination, distributions will be paid to the terminating Participant in cash unless and until the terminating Participant rejoins the Plan, which he or she may do at any time by requesting an Enrollment Authorization Form from the Bank.

TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN

27.  WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION
     IN THE PLAN?

     Distributions by a real estate investment trust are treated as dividends to the extent that the Trust has earnings and profits for federal income tax purposes. Any amount distributed in excess of the Trust's earnings and profits is applied as a reduction in the adjusted basis of the recipient's Shares and, once such adjusted basis is reduced to zero, any excess is treated as gain from the sale of Shares. For further information as to tax consequences of distributions from the Trust, each Participant should consult with his own tax advisors.

REINVESTED DISTRIBUTIONS. In the case of reinvested distributions, when the Bank acquires Shares for a Participant's account directly from the Trust, the Participant must include in gross income a distribution equal to the number of Shares purchased with the Participant's reinvested distribution multiplied by the purchase price of the Shares on the relevant distribution payment date. The Participant's basis in those Shares will also equal the purchase price of the Shares on the relevant distribution payment date.

     If a Participant is subject to backup withholding, only the amount of any distribution, reduced by any backup withholding, will be reinvested although the full amount is included in gross income.

VOLUNTARY CASH INVESTMENTS. A Participant should not recognize taxable income upon purchase of Shares with voluntary cash investments because the Participant will be paying full fair market value for the Shares and there are no related brokerage expenses. The Participant's initial tax basis in the Shares acquired with voluntary cash investments will be the cost of the Shares.

RECEIPT OR DISPOSITION OF SHARES. A Participant will not recognize taxable income when he or she receives certificates for whole Shares credited to his or her account under the Plan. A Participant who receives a cash payment for the sale of Shares held for such Participant's account or for a fractional Share then held in his or her account will recognize gain or loss measured by the difference between the amount of the cash received and the Participant's adjusted tax basis in the Shares or fractional Shares. The gain or loss will be capital in character if the Shares or fractional Shares are a capital asset in the hands of the Participant.

     Gain realized upon the sale of Shares by Participants that are neither United States citizens nor tax residents of the United States will not be subject to United States federal income tax unless considered "effectively connected income," but any such Participant whose distributions are subject to United States income tax withholding will have the withheld amounts deducted before the distributions are used to purchase Shares under the Plan. Certain individuals who are not otherwise residents of the United States may be considered tax residents depending on their individual circumstances and applicable treaty provisions. All Shareholders who are not United States citizens or residents (for tax purposes) are urged to consult their tax advisors before electing to participate in the Plan.

     The discussion above regarding the tax consequences of participating in the Plan is intended only as a general discussion of the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisers regarding the federal and state income tax consequences (including the effects of any changes in law) of their individual participation in the Plan.

OTHER INFORMATION

28. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF THE SHARES REGISTERED IN THE PARTICIPANT'S NAME?

     If a Participant disposes of all Shares registered in the Participant's name, the Bank will continue to reinvest the distributions on Shares credited to the Participant's account under the Plan, subject to the Participant's right to terminate participation in the Plan at any time.
If, however, a Participant who disposes of all Shares registered in the Participant's name has less than one whole Share credited to the Participant's account under the Plan, the account may be terminated and a cash payment will be made for the fractional Share.

29. WHAT HAPPENS IF THE TRUST ISSUES A SHARE DIVIDEND, DECLARES A SHARE SPLIT OR HAS A RIGHTS OFFERING?

     In the event the Trust issues a dividend in the form of Shares or splits its outstanding Shares, the additional Shares will be credited to the Participant's Plan account both for Shares held by the Bank for the Participant under the Plan and Shares registered in a Participant's name. In the event the Trust declares a reverse Share split, the number of Shares held by the Bank for the Participant under the Plan and Shares registered in a Participant's name will be reduced accordingly.

     If the Trust makes rights to purchase additional Shares or other securities available to Shareholders, it will do so based on the number of whole Shares held in each Participant's Plan accounts and Shares registered in each Participant's name, if any, on the record date established for determining Shareholders who are entitled to these rights.

30.  HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS?

     Shares held by the Bank for a Participant under the Plan will be voted as the Participant directs. A proxy card will be sent to each Participant in connection with any annual or special meeting of Shareholders, as in the case of Shareholders not participating in the Plan. This proxy will apply to all Shares registered in the Participant's name, if any, as well as to all Shares credited to the Participant's account under the Plan.

     As in the case of non-participating Shareholders, if no instructions are indicated on a properly signed and returned proxy card, when voting on discretionary items, all of the Participant's Shares -- those registered in the Participant's name, if any, and those credited to the Participant's account under the Plan -- will be voted in accordance with the recommendations of the Trustees. If the proxy card is not returned or is returned unsigned, the Participant's Shares may be voted only if the Participant or a duly appointed representative of the Participant votes in person at the meeting.

31.  WHAT IS THE RESPONSIBILITY OF THE TRUST UNDER THE PLAN?

     Neither the Trust nor the Bank will be liable for any act done in good faith and which does not constitute gross negligence or for any good faith omission to act which does not constitute gross negligence, including, without limitation, any claims of liability arising out of failure to terminate a Participant's account upon a Participant's death or adjudicated incompetency prior to the receipt of notice in writing of death or adjudicated incompetency, the prices at which Shares are purchased or sold for the Participant's account, the times when purchases or sales are made or fluctuations in the market value of the Shares. Neither the Trust nor the Bank has any duties, responsibilities or liabilities except those expressly set forth in the Plan.

     THE PARTICIPANT SHOULD RECOGNIZE THAT NEITHER THE TRUST NOR THE BANK CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED BY A PARTICIPANT UNDER THE PLAN.

32.  MAY THE PLAN BE CHANGED OR DISCONTINUED?

     Notwithstanding any other provisions of the Plan, the Board of Trustees of the Trust or any designee thereof (which designee need not be a Trustee of the Trust) may amend, suspend, modify or terminate the Plan at any time, including the period between a record date and a distribution payment date. To the extent and in the manner the Board or its designee deems appropriate, notice of any amendment, suspension, modification or termination will be sent to all Participants. Upon a termination of the Plan, any uninvested voluntary cash investments will be returned, certificates for whole Shares credited to a Participant's account under the Plan will be issued, and a cash payment will be made for any fraction of a Share credited to a Participant's account under the Plan. The cash payment will be based on the actual market price of the Shares, less any brokerage commissions and any other costs of sale.

     The Trust intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Shares under the Plan. However, the Trust has no obligation to offer, issue or sell Shares to Participants under the Plan if, at the time of the offer, issuance or sale, the Registration Statement is for any reason not effective. Furthermore, the Trust may elect not to offer or sell Shares under the Plan to Participants residing in any jurisdiction or foreign country where, in the judgment of the Trust, the burden or expense of compliance with applicable blue sky or securities laws makes the offer or sale impracticable or inadvisable. In any of these circumstances, distributions, if, as and when declared, will be paid in the usual manner to the Shareholders and any voluntary cash investments received from the effected Participants will be returned.


                                USE OF PROCEEDS

     The net proceeds received by the Trust from the sale of Shares issued under the Plan will be used to increase working capital and for other general Trust purposes including property acquisitions. The Trust has no basis for estimating either the number of Shares that ultimately will be sold pursuant to the Plan or the prices at which these Shares will be sold.


                                    EXPERTS

     The consolidated financial statements of Banyan Strategic Realty Trust appearing in its Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Shares offered by this Prospectus will be passed upon for the Trust by Shefsky & Froelich Ltd., Chicago, Illinois.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Article VIII, Section 8.4 of the Trust's Declaration of Trust requires the Trust to indemnify and hold harmless any person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, advisor, officer, employee or other agent action on behalf of the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust, provided that: (i) the person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Trust; (ii) the liability or loss was not the result of the person's negligence or misconduct; and (iii) the indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust and not from the shareholders. Indemnification of the Trust's Trustees, officers and employees will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws; provided, however, that indemnification for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations may be provided if: (a) a court approves the settlement and finds that indemnification of the settlement and related costs should be made; or (b) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee. Any person seeking indemnification must apprise the court of the position of the Commission and the Massachusetts Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification. In addition, the Trust has purchased insurance policies which provide coverage for its Trustees, officers and employees in certain situations.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                        ------------------------------

                               BANYAN STRATEGIC
                                 REALTY TRUST

                         DISTRIBUTION REINVESTMENT AND
                              SHARE PURCHASE PLAN

                               2,000,000 SHARES
                             OF BENEFICIAL INTEREST
                               _________________

                                  PROSPECTUS
                               _________________

                                April 23, 1997


     No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Trust. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Shares, in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Trust since the date hereof.

                               TABLE OF CONTENTS
                              ------------------

      AVAILABLE INFORMATION. . . . . . . . . . . . . . . . . . . . . . . . .2

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE. . . . . . . . . . . .2

      THE TRUST. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

      DESCRIPTION OF THE SHARES. . . . . . . . . . . . . . . . . . . . . . .3

      DESCRIPTION OF THE PLAN. . . . . . . . . . . . . . . . . . . . . . . .3

      USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

      EXPERTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

      LEGAL MATTERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

      INDEMNIFICATION FOR SECURITIES ACT LIABILITIES . . . . . . . . . . . 14

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated fees and expenses payable by the Trust in connection with the issuance and distribution of the Shares registered hereby:

Securities and Exchange Commission Registration fee. . . .      $  2,845
NASDAQ Fee . . . . . . . . . . . . . . . . . . . . . . . .          -0-
Printing and duplicating expenses. . . . . . . . . . . . .         3,665
Legal fees and expenses. . . . . . . . . . . . . . . . . .         7,500*
Accounting fees and expenses . . . . . . . . . . . . . . .         2,500*
Blue Sky fees and expenses . . . . . . . . . . . . . . . .          600
Miscellaneous. . . . . . . . . . . . . . . . . . . . . . .          -0-
                                                                 -------
Total. . . . . . . . . . . . . . . . . . . . . . . . . . .       $17,110*
                                                                 =======
*Estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article VIII, Section 8.4 of the Trust's Declaration of Trust requires the Trust to indemnify and hold harmless any person made a party to any action, suit or proceeding or against whom a claim or liability is asserted by reason of the fact that he, his testator or intestate was or is a Trustee, Advisor, officer, employee or other agent acting on behalf of the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust, provided that: (i) the person has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Trust; (ii) the liability or loss was not the result of the person's negligence or misconduct; and (iii) the indemnification or agreement to hold harmless is recoverable only out of the assets of the Trust and not from the shareholders. Indemnification will not be allowed for any liability imposed by judgment, and costs associated therewith, including attorneys' fees, arising from or out of a violation of state or federal securities laws; provided, however, that indemnification for losses, liabilities, settlements and related expenses of lawsuits alleging securities law violations may be permitted if: (a) a court approves the settlement and finds that indemnification of the settlement and related costs should be made; or (b) there has been a dismissal with prejudice or a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee. Any person seeking indemnification must apprise the court of the position of the Securities and Exchange Commission and the Massachusetts Securities Division with respect to indemnification for securities law violations, before seeking court approval for indemnification. The Trust may not advance funds to any person for legal expenses and other costs incurred as a result of any legal action initiated against such person by a shareholder of the Trust. The Trust may advance funds to a person for legal expenses and other costs incurred as the result of a legal action if the following three conditions are satisfied: (i) the legal action relates to the performance of duties or services by such person on behalf of the Trust;
(ii) the legal action is initiated by a third party who is not a shareholder of the Trust; and (iii) such person agrees in writing to repay the advanced funds to the Trust if it is ultimately determined that he is not entitled to indemnification by the Trust as authorized herein. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled, nor shall anything contained herein restrict such right of a Trustee to contribution as may be available under applicable law. The Trust has the power to purchase and maintain liability insurance on behalf of any person entitled to indemnity hereunder, including the Trustees, but the Trust may not incur the cost of that portion of liability insurance which insures any party against any liability for which he could not be indemnified under the Trust's Declaration of Trust.

ITEM 16.  EXHIBITS

      (a)   The following documents are filed as part of this Registration
Statement:

EXHIBIT
  NO.                          DESCRIPTION
-------                        -----------

  5.1 Opinion of Shefsky & Froelich Ltd. regarding the legality of the securities being registered
 20.1          Letter to Shareholders
 23.1          Consent of Shefsky & Froelich Ltd. (included as part of
Exhibit 5.1)
 23.2          Consent of Ernst & Young LLP
 24.1          Power of Attorney (included on page II-3)
 99.1          Form of Enrollment Authorization Form

  (b) The following exhibits are incorporated by reference from the Trust's Registration Statement on Form S-11 (file number 33-4169) referencing the exhibit number used in that Registration Statement:

Exhibit
  No.                          Description
--------                       -----------

(3)(b)         Bylaws
(3)(c)         Amended and Restated Declaration of Trust


ITEM 17.  UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Post-effective Amendment No. 1 to the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, Illinois, on April 23, 1997.

                                           By:   /s/ LEONARD G. LEVINE
                                                 Leonard G. Levine
                                                 President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Leonard G. Levine and Robert G. Higgins, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Banyan Strategic Realty Trust to comply with the Securities Act of 1933, as amended, and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Post-effective Amendment No. 1 to the Registration Statement on Form S-3 under the Securities Act of 1933, as amended, including specifically but without limitation, power and authority to sign the name of the undersigned to such Post-effective Amendment No. 1 to the Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of the 23rd day of April, 1997.


            SIGNATURE                TITLE
            ---------                -----

/s/ LEONARD G. LEVINE                President
Leonard G. Levine                    (Principal Executive Officer)

/s/ JOEL L. TEGLIA                   Chief Financial Officer
Joel L. Teglia                       (Principal Financial Officer and
                                     Principal Accounting Officer)

/s/ WALTER E. AUCH, SR.              Trustee
Walter E. Auch, Sr.

/s/ NORMAN M. GOLD                   Trustee
Norman M. Gold

/s/ MARVIN A. SOTOLOFF               Trustee
Marvin A. Sotoloff

                               INDEX TO EXHIBITS
                               -----------------


                                                              SEQUENTIALLY
                                                              NUMBERED
EXHIBIT NO.                    EXHIBIT                        PAGE NUMBER
----------                     -------                        ------------

   5.1 Opinion of Shefsky & Froelich Ltd. regarding the legality of the securities being registered

  20.1            Letter to Shareholders

  23.1            Consent of Shefsky & Froelich Ltd.
                  (included as part of Exhibit 5.1)

  23.2            Consent of Ernst & Young LLP

  24.1            Power of Attorney (included on page II-3)

  99.1            Form of Enrollment Authorization Form